Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of the Trust was previously filed with the SEC as exhibit 28(a)(iii) to Post-Effective Amendment No. 181 to the Trust's Registration Statement filed with the SEC on January 29, 2018 (SEC Accession No. 0001104659-18-004768) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Form of Investment Advisory Agreement with Sirios Capital Management, L.P. was previously filed with the SEC as exhibit 28(d)(xxiv) to Post-Effective Amendment No. 182 to the Trust's Registration Statement filed with the SEC on February 2, 2018 (SEC Accession No. 0001615774-18-000816) and incorporated herein by reference.